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                                                                    Exhibit 10.4

                   Electronic Software Distribution Agreement

This Agreement is made and entered into on September 1, 1997 by and between CyberSource Corporation, a California corporation located at 550 South Winchester Blvd., Suite 301, San Jose, CA 95128 ("Electronic Reseller") and McAfee Software, Inc., a Delaware corporation, located at 2805 Bowers Avenue, Santa Clara, California 95051 ("Vendor").

Background

a) Vendor is the Developer and Owner of all rights (or has a license to sell) to the Software identified in Exhibit A.

b) Vendor desires to enter into a Distribution Agreement with Electronic Reseller whereby Electronic Reseller will be responsible for electronically packaging Vendor's Software and associated Documentation, and electronically distributing such packaged Software Products to End-User customers or resellers in accordance with the terms and conditions of this Agreement.

c) Electronic Reseller desires to obtain the right to electronically package Vendor's Software and Documentation, and to electronically distribute same in accordance with the terms of this Agreement.

NOW THEREFORE, the parties hereby agree as follows:

1.   DEFINITIONS.

     a) Software: the executable object code for Vendor's software identified on Exhibit A, including all subsequent versions thereof provided to Electronic Reseller pursuant to this Agreement.

     b) Documentation: all computer readable collateral materials normally provided from time to time by Vendor to End Users for use of the Software, that are identified in Exhibit A, and all subsequent versions thereof provided to Electronic Reseller pursuant to this Agreement.

     c) End-User License Agreement: the computer readable license agreement attached hereto as Exhibit B, as modified from time to time, that governs the use of the Software by End Users, and which is to be included with each copy of the Software sold by the Electronic Reseller hereunder.

     d) Electronic Reseller Materials: computer readable materials provided by Electronic Reseller for inclusion in an electronic package containing the Software, Documentation, and End-User License Agreement, which materials have been approved in advance, in writing, by Vendor.

     e) Product: a copy of the Software, Documentation, End-User License Agreement and Electronic Reseller Materials, if any, packaged in computer readable form together for electronic delivery on software.net(TM) in accordance with this Agreement.

     f) End User: person(s) or entity(ies) that acquires a Product for use rather than resale or distribution.

     g) Vendor Trademarks: the trademarks, trade names, and logos used by Vendor and identified on Exhibit A.

     h)   Territory: all countries in the world only via the internet except
          (i) countries to which export or re-export of any Product, or the direct products of any Product is prohibited by United States law without first obtaining the permission of the Untied States Office of Export Administration or its successor, and (ii) countries that may be hereafter excluded pursuant to the terms of this Agreement.

2.   LICENSE.

     a. Rights Granted to Electronic Reseller. Vendor grants Electronic Reseller a non-transferable, and non-exclusive license and right to:

          1. reproduce the Software, Documentation, and the End-User License Agreement in computer readable form;

          2. modify the Documentation to incorporate Electronic Reseller's name, subject to prior approval of Vendor.

          3. package the Software, Documentation, Electronic Reseller Materials and the End-User License Agreement in a computer readable manner specified by Vendor;

          4. utilize the Vendor Trademarks in connection with the replication of the Software, packaging and distribution of the Products, in a manner specified by Vendor; and

          5. Distribute the Products to End Users or resellers in the Territory, subject to the restrictions set forth in this Agreement.

     b. Rights Reserved to Vendor. Electronic Reseller acknowledges that the Software and Documentation are the property of Vendor or its licensers and that Electronic Reseller has no rights in the foregoing except those expressly granted by this Agreement. Nothing herein shall be construed as restricting Vendor's right to sell, lease, license, modify, publish or otherwise distribute the Software or Documentation, in whole or in part, to any other person.


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3.   REPRODUCTION BY ELECTRONIC RESELLER.

     a) REPRODUCTION AND PACKAGING. Electronic Reseller agrees to accurately replicate the Software and Documentation provided by the Vendor in computer readable form, and to package these items as specified by the Vendor.

     b) VENDOR TRADEMARKS AND LEGENDS. Electronic Reseller shall include copies of the Vendor Trademarks, copyright notices and other proprietary rights legends, on all copies of the Documentation and Software that it packages in computer readable form, in the manner specified by the Vendor.

4.   DISTRIBUTION BY ELECTRONIC RESELLER.

     a) INVENTORY. Electronic Reseller will maintain access to software.net(TM) sufficient to serve adequately the needs of End User Customers.

     b) PACKAGING. Electronic Reseller will distribute the Products only via the Internet and only as packaged in accordance with this Agreement, with all packaging, warranties, disclaimers and End-User License Agreements intact. Electronic Reseller will make copies of the current End-User License Agreement available to End User customers in computer readable form.

     c) PRODUCT RETURNS. Electronic Reseller agrees to honor any refund requests received from End User customers pursuant to the terms of the End-User License Agreement relating to Products distributed by Electronic Reseller.

     d) COST OF DISTRIBUTION. Costs relating to evaluation, packaging and distribution of the Software and Documentation shall be borne by the Electronic Reseller.

5.   ELECTRONIC RESELLER MARKETING OBLIGATIONS.

     a) MARKETING EFFORTS. Electronic Reseller agrees to use its best efforts to market, promote, sub-license (to End Users only), and distribute the most current version of the Software. Such marketing, promotion, sublicensing and distribution shall be performed in accordance with all applicable laws.

     b) REVERSE ENGINEERING. Electronic Reseller agrees not to: (i) disassemble, de-compile or otherwise reverse engineer the Software or otherwise attempt to learn the source code, structure, algorithms or ideas underlying the Software; (ii) take any action contrary to Vendor's End-User License Agreement except as expressly and unambiguously allowed under this Agreement.

     c) END USER LICENSE FEES. Electronic Reseller shall have the sole discretion to set the license fee charge to End Users for the Software.

     d) CUSTOMER REGISTRATION. Electronic Reseller agrees to provide Vendor with customer information, for the purpose of Vendor to register the customer into Vendor database for technical support and other related issues, including name, address, email address and product purchased.

6.   VENDOR'S DELIVERY OBLIGATIONS.

     a) INITIAL DELIVERABLES. Vendor shall deliver the current version of the Software and Documentation to Electronic Reseller immediately following execution of this Agreement. Vendor will provide Electronic Reseller with (i) copies of the Software on CD-ROM or master diskettes, (ii) Product specification information in HTML format, or in another mutually agreeable computer readable form that can be reproduced by the Electronic Reseller, (iii) Product Documentation in a computer readable form mutually agreeable to the parties that can be reproduced by the Electronic Reseller, and (iv) Vendor press releases and announcements in a computer readable form mutually agreeable to the parties that can be reproduced by the Electronic Reseller.

     b)   DELETED.

     c) NEW VERSIONS. Vendor shall provide Electronic Reseller with computer readable copies of all new releases, updates, or revisions of the Software and Documentation within a reasonable time after each such release is made generally available by Vendor. Vendor will notify Electronic Reseller of its plans for each new release, update or revision of the Software or Documentation within a reasonable period of time prior to such release.

     d) NEW PRODUCTS. Electronic Reseller understands and acknowledges that Vendor continues to review software products available on the market and to conduct its own research and development activities with respect to the internal development of such new products. Vendor makes no representations or warranties with respect to continued availability of any of the Software covered by this Agreement, or the nature or availability of any future modifications, updates, or enhancements thereto. Similarly, Vendor makes no representations with respect to any new product offerings it may make in the future, the compatibility of such products with the Software covered by this Agreement, or the availability of such new products to the Electronic Reseller.

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7.   VENDOR'S SUPPORT OBLIGATIONS.

a) SUPPORT FOR END USERS. Vendor will provide support to End Users of the Software to be distributed hereunder, in accordance with its then-current published software support policy if any.

b) SUPPORT FOR ELECTRONIC RESELLER. Vendor will provide Electronic Reseller, without charge, such technical information, current maintenance documentation, and telephone assistance as is necessary to enable Electronic Reseller to effectively reproduce, package and distribute the Software. Electronic Reseller is not entitled to source code for the Software.

8.   VENDOR'S WARRANTIES.

a) AUTHORITY. Vendor represents that it has the right and authority to enter into this Agreement and to grant Electronic Reseller the rights to the Software and Documentation granted in this Agreement.

b) MEDIA. Vendor warrants to Electronic Reseller that the master media on which the Software is delivered to allow Electronic Reseller to replicate the Software is free from defects in material and workmanship. Vendor agrees to replace any media delivered to Electronic Reseller that proves defective.

c) NON-INFRINGEMENT. Vendor warrants to Electronic Reseller that the Vendor has all rights, title, and interest in the product or has obtained the right to grant the licenses set forth in this Agreement. As of the execution date of this Agreement, Vendor represents that to the best of Vendor's knowledge the Product does not infringe upon or misappropriate the proprietary rights of any third party arising under the laws of the United States of America.

d) END USER WARRANTIES. Vendor will provide a warranty for the End Users of the Software as set forth in the End-User License Agreement attached as Exhibit B. Electronic Reseller is not authorized to make any other warranties on Vendor's behalf.

9.   ELECTRONIC RESELLER WARRANTIES.

a) AUTHORITY. Electronic Reseller represents that it has the right and authority to enter into this Agreement.

b) REPLICATION. Electronic Reseller represents and warrants that it will accurately replicate the Software and Documentation, and that all Software distributed by the Electronic Reseller will not contain any viruses, worms, date bombs, time bombs, or other code that is specifically designed to cause the Software to cease operating, or to damage, interrupt, or interfere with any End User's Software or data.

10.  PAYMENTS.

a) ELECTRONIC CONVERSION FEE. Vendor will pay the Electronic Conversion Fee as specified in Exhibit C at the time of the signing of the Agreement. Products available from Vendor will be installed on Electronic Reseller's server upon receipt of payment and fulfillment of other obligations made a part of this Agreement.

b) AMOUNT. Electronic Reseller will pay Vendor in accordance with the Schedule attached hereto as Exhibit C, for each copy of a Product delivered to an End User by Electronic Reseller, provided, however, that no fee shall be due for copies of Products returned to Electronic Reseller for refund in accordance with the End-User License Agreement and accompanied by an executed Letter of Destruction from the End-User. Any changes to Exhibit C with respect to product sell price or product cost to Electronic Reseller must be submitted to Electronic Reseller at least thirty (30) days prior to the effective date.

c) TAXES. Electronic Reseller will pay, or require its End User customers to pay, all federal, state and local taxes designated, levied, or based upon the sale of Products by Electronic Reseller.

d) PAYMENT AND REPORTS. Within thirty (30) days after the end of each month, Electronic Reseller will remit to Vendor the sales fee due on copies of Products delivered by Electronic Reseller to End User customers during the immediately preceding month, and provide Vendor with a written report (the "Report"), specifying the number of copies of Products that Electronic Reseller has shipped during the immediately prior month and the calculation of the amounts due to Vendor in connection therewith.

END USER INFORMATION. Electronic Reseller will provide to Vendor within thirty
(30) days after the end of each month, a report for the immediately prior month showing (i) the name and address of each End User that purchased the Product from Electronic Reseller, and (ii) the name and quantity of the Product purchased by the End User. Electronic Reseller will not share customer information with any other parties without the Vendors prior consent.

e) BOOK AND RECORDS. Electronic Reseller agrees to maintain adequate books and records relating to the distribution of Products to End User Customers. Such books and records shall be available at their place of keeping for inspection by Vendor or its representative, for the purpose of determining whether the correct fees have been paid to Vendor in accordance with the terms of this Agreement, and whether Electronic Reseller has otherwise complied with the terms of this Agreement. Vendor shall have the right to conduct such an audit upon



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            ten (10) days advance notice twice each year. In the event that such an audit discloses an underpayment of more than five percent (5%), then Electronic Reseller shall pay the costs of such audit.

      f) Failure to Pay. Any sales fee payment or part of a payment that is not paid when due shall bear interest at the rate of 1.5% per month from its due date until paid. Failure of Electronic Reseller to pay any fees or other charges when due shall constitute sufficient cause for Vendor to immediately suspend its performance hereunder and/or to terminate this Agreement.

11.   CONFIDENTIALITY.

            Each party agrees that all binary code, inventions, algorithms, know-how and ideas it obtains from the other and all other business, technical and financial information it obtains from the other are the confidential property of the disclosing party ("Confidential Information"), if conspicuously labeled as "proprietary" or "confidential" or some similar designation or, if disclosed orally or visually, is confirmed in writing labeled as "proprietary" or "confidential" or some similar designation within thirty (30) days of such oral or visual disclosure. All binary code (including, but not limited to the Software), binary documentation and underlying inventions, algorithms, know-how and ideas are hereby identified as Vendor's Confidential Information. Except as expressly and unambiguously allowed herein, the receiving party will hold in confidence and not use or disclose any Confidential Information and shall similarly bind its employees and contractors in writing. The receiving party shall not be obligated under this
            Section 11 with respect to information the receiving party can document: (1) is or has become readily publicly available with restriction through no fault of the receiving party or its employees or agents; or (2) is received without restriction from a third party lawfully in possession of such information and lawfully empowered to disclose such information; or (3) was rightfully in the possession of the receiving party without restriction prior to its disclosure by the disclosing party; or (4) is independently developed by the receiving party by employees without access to the other party's similar Confidential Information; or (5) is required by law or order of a court, administrative agency or other governmental body to be disclosed by the receiving party. The parties obligations with respect to Confidential Information (other than with respect to any source code as to which the obligations shall continue for twenty (20) years) shall continue for the shorter of three (3) years from the date of termination of this Agreement or until one of the above enumerated conditions becomes applicable. Each party acknowledges that its breach of this Section 11 would cause irreparable injury to the other for which monetary damages are not an adequate remedy. Accordingly, a party will be entitled to injunctions and other equitable remedies in the event of such breach by the other.

12.   VENDOR TRADEMARKS.

      a) Use. Electronic Reseller acknowledges that the Vendor Trademarks are trademarks owned solely and exclusively by Vendor, and agrees to use the Vendor Trademarks only in the form and manner and with appropriate legends as prescribed by Vendor. Electronic Reseller agrees not to use any other trademark or service mark in connection with any of the Vendor Trademarks without prior written approval of Vendor. All use of Vendor Trademarks shall inure to the benefit of Vendor.

      b) Notices. Electronic Reseller shall not remove, alter, cover or obfuscate any copyright notice or other proprietary rights notice placed in or on the Software or Documentation by Vendor.

13.   INDEMNIFICATION.

      a) By Vendor. Vendor will defend, indemnify and hold Electronic Reseller harmless from and against any and all liabilities, losses, damages, costs and expenses (including legal fees and expenses) associated with any claim or action brought against Electronic Reseller for actual or alleged infringement of any US patent, US copyright, US trademark, US service mark, trade secret, or other US proprietary rights based upon the duplication, sale, license, or use of the Software or Documentation by Electronic Reseller in accordance with this Agreement, provided that Electronic Reseller promptly notifies Vendor in writing of the claim and allows Vendor to control, and fully cooperates with Vendor in, the defense and all related settlement negotiations, Vendor shall have no liability for any settlement or compromise made without its consent. Upon notice of an alleged infringement, or if in the Vendor's opinion such a claim is likely, Vendor shall have the right, at its option, to obtain the right for Electronic Reseller to continue to exercise the rights granted under this Agreement, substitute other software with similar operating capabilities, or modify the Software so that it is no longer infringing. The foregoing indemnification shall not apply to claims of infringement to the extent they arise by reason of the combination of the software or documentation with any other product if such claim would have been avoided but for such combination. In the event that none of the above options are reasonably available, in Vendor's sole opinion, Vendor may terminate


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          this Agreement.

     b) BY ELECTRONIC RESELLER. Electronic Reseller shall indemnify and hold Vendor harmless from and against any and all liabilities, losses, damages, costs and expenses (including legal fees and expenses) associated with any claim or action brought against Vendor that may arise from Electronic Reseller's improper or unauthorized replication, packaging, marketing, distribution, or installation of the Software, including claims based on representations, warranties, or misrepresentations made by Electronic Reseller, or any other improper or unauthorized act or failure to act on the part of Electronic Reseller.

14. LIMITATION OF LIABILITY. BOTH PARTIES LIABILITY SHALL BE LIMITED TO DIRECT DAMAGES AND, EXCEPT AS PROVIDED IN THE SECTION ENTITLED "INDEMNIFICATION," SHALL NOT EXCEED THE AMOUNT OF THE LICENSE FEES PAID BY ELECTRONIC RESELLER TO VENDOR HEREUNDER. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS) SUFFERED BY THE OTHER PARTY, EVEN IF IT HAS PREVIOUSLY BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

15.  TERM AND TERMINATION.

     a) TERM. This Agreement will continue in effect for one (1) year from the date hereof ("Initial Term"). Upon expiration of the Initial Term and each Renewal Term thereafter, this Agreement will be automatically renewed for an additional one (1) year term ("Renewal Term") unless terminated by either party upon ninety (90) days' notice prior to the expiration of the Initial Term or any Renewal Term.

     b) TERMINATION FOR CAUSE. This Agreement may be terminated by a party for cause immediately by written notice upon the occurrence of any of the following events:

          i) if the other ceases to do business, or otherwise terminates its business operations (except as permitted under Section 16.a.) or
          (ii) if the other shall fail to promptly secure or renew any license registration, permit, authorization or approval for the conduct of its business in the manner contemplated by this Agreement or if any such license, registration, permit, authorization or approval is revoked or suspended and not reinstated within thirty (30) days,
          (iii) if the other breaches any material provision of this Agreement and fails to fully cure such breach within thirty (30) days (ten (10) days in the case of failure to pay) of written notice describing the breach; or (iv) if the other becomes insolvent or seeks protection under any bankruptcy receivership trust deed, creditor's arrangement composition or comparable proceeding, or if any such proceeding is instituted against the other and not dismissed within thirty (30) days.

     c) TERMINATION FOR CONVENIENCE. Either party may terminate this Agreement at any time with or without cause upon thirty (30) day prior written notice.

     d) EFFECT OF TERMINATION. Upon termination of this Agreement for any reason, Electronic Reseller will immediately cease distribution of the Software and Documentation. Electronic Reseller shall remit all Royalties and other fees due to Vendor within twenty (20) days of such termination.

     e) EFFECT ON END USERS. Termination by either party will not affect the rights of any End User under the terms of the End-User License Agreement.

16.  GENERAL PROVISIONS.

     a) ASSIGNMENT. This Agreement may not be assigned by Electronic Reseller or by operation of law to any other person, persons, firms, or corporations without the express written approval of Vendor.

     b) NOTICES. All notices and demands hereunder shall be in writing and shall be served by personal service or by mail at the address of the receiving party set forth in this Agreement (or at such different address as may be designated by such party by written notice to the other party). All notices and demands by mail shall be certified or registered mail, return receipt requested, or by nationally-recognized private express courier, and shall be deemed complete upon receipt.

     c) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of California.

     d) RELATIONSHIP OF THE PARTIES. Each party is acting as an independent contractor and not as an agent, partner, or joint venture with the other party for any purpose. Except as provided in this Agreement, neither party shall have the right, power, or authority to act or to create any obligation, express or implied, on behalf of the other.

     e) SURVIVAL OF CERTAIN PROVISIONS. The indemnification and confidentiality obligations set forth in the Agreement shall survive the termination of the Agreement by either party for any reason.

     f) HEADINGS. The titles and headings of the various sections and paragraphs in this Agreement are intended solely for convenience of reference and are not intended for any other purpose whatsoever, or to explain, modify or





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     that it constitutes the complete and entire agreement of the parties and supersedes all previous communications, oral or written, and all other communications between them relating to the license and to the subject hereof. No representations or statements of any kind made by either party, which are not expressly stated herein, shall be binding on such party.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.


CYBERSOURCE CORPORATION                 MCAFFEE SOFTWARE INC., VENDOR

By: /s/ BRUCE BURKE                     By: /s/ PETER R. WATKINS
   ---------------------------             -----------------------------

Print Name: Bruce Burke                 Print Name: Peter Watkins
           -------------------                     ---------------------

Title:                                  Title: VP & GM
      ------------------------                --------------------------

Date: 9/2/97                            Date: 9/11/97
     -------------------------               ---------------------------



                                   EXHIBIT A

I. SOFTWARE PRODUCTS

     List all products here, with their respective suggested list price.



SEE EXHIBIT C





II. REQUIREMENTS CHECKLIST


The "checklist" of things needed to complete the process are:


Musts to post product - (these are things we need before your product can be posted)


1) Executed Electronic Reseller Agreement.
2) Master or Gold copy of the program(s). Program(s) can be delivered to (or acquired by) software.net in one of the following methods 1) on CD, 2) download files from Vendors FTP site or 3) 3.5" disks (this, in order of preference).
3) Computer-readable electronic end-user license (.txt file). Please include as a separate file, it takes extra time to pull ones from the install process.
4) Computer-readable product documentation (.pdf or .txt file).
   (if documentation is to be included)
5) A range of 100 license numbers (if the product is serialized).
6) Fill out the template located in Exhibit D for each product. IMPORTANT:
   This is the information used by software.net webmasters to post your products. Identify all punctuation clearly so we can get it right the first time.

Should Have's, but not essential to products being added to site:

7) Computer-readable product specification sheet, collateral, or other information (html, .pdf or .txt file). We can also pull


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4) Computer-readable product documentation (.pdf or .txt file). (if documentation is to be included)
5) A range of 100 license numbers (if the product is serialized).
6) Fill out the template located in Exhibit D for each product. IMPORTANT. This is the information used by software.net webmasters to post your products. Identify all punctuation clearly so we can get it right the first time.

Should Have's, but not essential to products being added to site:

7) Computer-readable product specification sheet, collateral, or other information (html, .pdf or .txt file). We can also pull this information from your web site if available. Notify us to the method you wish to provide us the data and the appropriate locations.
8) Trademarks/logos (.gif file).

Products will be converted for electronic distribution by CyberSource Corporation. Product conversion includes packaging the product in CyberSource's secure and encrypted packaging container, inclusion in the software.net online catalog, and posting of product information provided by vendor in HTML format.

Send to CyberSource Corporation, Attention: software.net Marketing, 550 South Winchester Blvd., Suite 301, San Jose, CA 95128.

                                   EXHIBIT B

END-USER LICENSE AGREEMENT

NOTICE TO USERS: CAREFULLY READ THE FOLLOWING LEGAL AGREEMENT. USE OF ANY OF THE SOFTWARE PROVIDED WITH THIS AGREEMENT (THE "SOFTWARE") CONSTITUTES YOUR ACCEPTANCE OF THESE TERMS. IF YOU DO NOT AGREE TO THE TERMS OF THIS AGREEMENT WITH RESPECT TO ANY OF THE SOFTWARE PROVIDED, PROMPTLY REMOVE THE SOFTWARE TOGETHER WITH ALL COPIES FROM YOUR COMPUTER AND RETURN IT AND THE ACCOMPANYING ITEMS (INCLUDING WRITTEN MATERIALS AND PACKAGING) TO THE LOCATION WHERE YOU OBTAINED THEM FOR A REFUND. REGISTERING YOUR PRODUCT WITH MCAFEE SOFTWARE, INC. ("MCAFEE"), WILL IMPROVE COMMUNICATIONS WITH MCAFEE. A Registration form is located below. If you purchase the product directly from McAfee, you are already registered.

1. LICENSE GRANT. McAfee and its suppliers grant to you a non-exclusive, non-transferable right to use the SOFTWARE on file servers connected to a maximum number of user computers, or on a maximum number of user computers, not exceeding the number of user computers specified on the packaging for this product. If the media upon which the SOFTWARE is received by you contains versions of the SOFTWARE for different operating systems (e.g. VirusScan for OS/2 and VirusScan for Windows 95), then you may only use the version of the SOFTWARE applicable to the operating system used on the user computer for which the SOFTWARE is licensed; provided, however, that any license to use VirusScan for Windows 3.1x and VirusScan for Windows 95 also includes a license to use VirusScan for DOS. You agree you will only copy the SOFTWARE into any machine-readable or printed form as necessary to use it in accordance with this license or for backup purposes in support of your use of the SOFTWARE.

This license is effective until terminated. You may terminate it at any point by destroying the SOFTWARE together with all copies of the SOFTWARE. Also, McAfee has the option to terminate if you fail to comply with any term or condition of this Agreement. You agree upon such termination to destroy the SOFTWARE together with all copies of the SOFTWARE.

2. UPGRADES. This license is limited to the version of the SOFTWARE enclosed and does not include the right to upgrades except as provided in this Section 2. If you purchased this software from a retail store or directly from McAfee, you are entitled: (a) as to products other than VirusScan Deluxe, to download and use all upgrades of the SOFTWARE (including virus signature files (DAT files)) released during the one year period following purchase; and (b) as to VirusScan Deluxe, to download and use all upgrades of the SOFTWARE (including virus signature


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

files (DAT files)) released during the two year period following purchase. If you received the SOFTWARE packaged with PC hardware or software not purchased from McAfee, you are entitled to one free electronic update of the SOFTWARE. If the PC hardware with which the SOFTWARE was received was purchased for individual or home use, then you are further entitled to download and use all upgrades of the SOFTWARE (including virus signature files (DAT files)) released during the three month period following purchase. If the PC hardware with which the SOFTWARE was received was purchased for business use, then you may download and use all upgrades of the SOFTWARE (including virus signature files (DAT files)) released during the three month period following purchase upon obtaining a corporate password from McAfee. You must in any event register with McAfee to receive upgrades hereunder.

3. COPYRIGHT. The SOFTWARE is protected by United States copyright law and international treaty provisions. You acknowledge that no title to the intellectual property in the SOFTWARE is transferred to you. You further acknowledge that title and full ownership rights to the SOFTWARE will remain the exclusive property of McAfee or its suppliers, and you will not acquire any rights to the SOFTWARE except as expressly set forth in this license. You agree that any copies of the SOFTWARE will contain the same proprietary notices which appear on and in the SOFTWARE.

4. REVERSE ENGINEERING. You agree that you will not attempt to reverse compile, modify, translate, or disassemble the SOFTWARE in whole or in part.

5. LIMITED WARRANTY. For 30 days from the date of shipment, we warrant that the media (for example diskettes) on which the SOFTWARE is contained will be free from defects in materials and workmanship.

6. CUSTOMER REMEDIES. If the SOFTWARE does not conform to the limited warranty in Section 5 above ("Limited Warranty"), your sole remedy shall be to return the media with a description of the problem to McAfee. The defective media in which the SOFTWARE is contained will be replaced by McAfee at no additional charge to you. If you do not receive media which is free from defects and materials and workmanship during the 60-day warranty period, McAfee will refund to you the amount you paid for the SOFTWARE. The Limited Warranty is void if failure of the SOFTWARE has resulted from accident or from abuse or misapplication by you. Any replacement SOFTWARE will be warranted for the remainder of the original Limited Warranty period.

7. NO OTHER WARRANTIES. NEITHER MCAFEE NOR ITS SUPPLIERS WARRANT THAT THE SOFTWARE IS ERROR FREE. EXCEPT FOR THE EXPRESS LIMITED WARRANTY IN SECTION 5 ("LIMITED WARRANTY"), MCAFEE AND ITS SUPPLIERS DISCLAIM ALL OTHER WARRANTIES WITH RESPECT TO THE SOFTWARE, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND

NONINFRINGEMENT OF THIRD PARTY RIGHTS.

SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OF IMPLIED WARRANTIES OR LIMITATIONS ON HOW LONG AN IMPLIED WARRANTY MAY LAST, OR THE EXCLUSION OR LIMITATION OF INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THE ABOVE LIMITATIONS OR EXCLUSIONS MAY NOT APPLY TO YOU. THIS WARRANTY GIVES YOU SPECIFIC LEGAL RIGHTS AND YOU MAY ALSO HAVE OTHER RIGHTS WHICH VARY FROM JURISDICTION TO JURISDICTION.

8. SEVERABILITY. In the event of invalidity of any provision of this license, the parties agree that such invalidity shall not affect the validity of the remaining portions of this license.

9. NO LIABILITY FOR CONSEQUENTIAL DAMAGES. IN NO EVENT SHALL McAFEE OR ITS SUPPLIERS BE LIABLE TO YOU FOR ANY CONSEQUENTIAL, SPECIAL, INCIDENTAL OR INDIRECT DAMAGES OF ANY KIND ARISING OUT OF THE DELIVERY, PERFORMANCE OR USE OF THE SOFTWARE. EVEN IF McAFEE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT WILL McAFEE'S OR ITS SUPPLIERS' LIABILITY FOR ANY CLAIMS, WHETHER IN CONTRACT, TORT OR ANY OTHER THEORY OR LIABILITY, EXCEED, IN THE AGGREGATE THE LICENSE FEE PAID BY YOU, IF ANY.

10. GOVERNING LAW. This license will be governed by the internal laws of the State of California. The United Nations Convention on Contracts for the International Sale of Goods is specifically disclaimed.

11. ENTIRE AGREEMENT. This is the entire agreement between you and McAfee and its suppliers which supersedes any prior agreement or understanding, whether written or oral, relating to the subject matter of this license.

12. NetRemote users are licensed to use the SOFTWARE on one LAN connected user computer. Additionally, users are licensed to use the SOFTWARE on a maximum number of 2 user computers connected by an asynchronous/modem connection.

U.S. GOVERNMENT RESTRICTED RIGHTS. Any distribution or license of the SOFTWARE to the U.S. Government or its agencies or instrumentalities (the "Government") is made only with RESTRICTED RIGHTS. Use, duplication or disclosure by the Government is subject to restriction as set forth in subparagraph (c)(1)(ii) of the Rights in Technical Data and Computer Software clause at DFAR 252.227-7013, or as set forth in the particular department or agency regulations or rules which provide McAfee protection equivalent to or greater than the above-cited clause. Contractor/Manufacturer is McAfee Software, Inc., 2805 Bowers Avenue, Santa Clara, California 95051-0963.

Should you have any questions concerning this license agreement, or if you desire to contact McAfee for any reason, please call (408) 968-3832, fax (408) 970-9727, or write: McAfee Software, Inc., 2805 Bowers Avenue,

Santa Clara, California 95051-0963. McAfee
Associates, Inc. is considered a Supplier for purposes of this License.

                                   EXHIBIT C

SALES FEE SCHEDULE SOLD AT SOFTWARE.NET (SEE NOTES BELOW)


--------------------------------------------------------------
PRODUCT NAME        PLATFORM       SRP       ELP       COST
--------------------------------------------------------------
VirusScan           WIN95        $65.00   $49.95      $39.95
                    WIN 3.1X     $65.00   $49.95      $39.95
                    NT           $65.00   $49.95      $39.95
                    DOS          $65.00   $49.95      $39.95

PCCrypto            WIN95        $65.00   $49.95      $39.95

QuickBackup         WIN95/NT     $65.00   $49.95      $39.95

PC Medic 97         WIN95/NT     $49.00   $39.95      $31.95

WebScanX            WIN95/NT     $38.00   $29.95      $23.95


SALES FEE SCHEDULE SOLD AT NETSCAPE.COM HOSTED BY SOFTWARE.NET (SEE NOTES
BELOW)

--------------------------------------------------------------
PRODUCT NAME        PLATFORM       SRP       ELP       COST
--------------------------------------------------------------
VirusScan           WIN95        $65.00   $49.95      $32.47
                    WIN3.1X      $65.00   $49.95      $32.47
                    NT           $65.00   $49.95      $32.47
                    DOS          $65.00   $49.95      $32.47

PCCrypto            WIN95        $65.00   $49.95      $32.47

QuickBackup         WIN95/NT     $65.00   $49.95      $32.47

PC Medic 97         WIN95/NT     $49.00   $39.95      $25.97

WebScanX            WIN95/NT     $35.00   $29.95      $19.47

Notes:

1. SRP - The suggested published List price for boxed product sold into retail stores determined by the Vendor

2. ELP - (Electronic List Price) - The list price for the Electronic version. Typically 10 to 20% less than the box version.

3. Cost - This is what Electronic Reseller will pay Vendor for each copy of product distributed.

Annual product maintenance fee(1):
Covers one full year of product updates and releases.

Total product maintenance fees due software.net(2) = Fee waived
*Marketing Plan Description;

At Launch:
- Large promotion space (1 wk) on software.net homepage for the initial launch.
- Rotating banner on the homepage for 1st quarter.
- Listing in Cool Deals section (1 wk).

Ongoing commitment through 1997 if McAfee products stay in top 5.
-Top promotional spot in at least one open center each week.
-Continuing of rotating banner of software.net homepage.

Marketing Plan Fee Fee waived

1-All Annual product maintenance fees can be applied to sponsorship program within the first thirty (30) days of this agreement. See marketing kit for details of sponsorship opportunities.

2-software.net will invoice this amount which is due and payable at time of signed agreement. This is a payment for services to be performed and software.net will not perform such services until payment has been received.



                                   EXHIBIT D

Please fill out the following template for each product (as you wish it to appear in software.net):

Vendor Name (up to 36 characters): McAfee Software, Inc.

Product Name (include version number): To be provided with each version supplied (TPB)

Does this product come with electronic documentation? Yes online help? Yes
What platform(s) does this product run under?   (TPB)

What is the approximate box street price of this product? See Exhibit C

What is the approximate ESD street price of this product-The price software.net will sell product for (10-20% less than the box street price) See Exhibit C

What is software.net's cost              See Exhibit C

What, if any, is the vendor part number of this product?    (TPB)

Is this product serialized? NO  if yes, have serial numbers been provided? ___

Does this product have an export ban?   (TPB)  if yes, to which countries is
export restricted or banned? ___________________________________________

Name of business marketing contact: Jon Wong

Phone Number: ______________ Email Address: Jon Wong@ccmcafee.com

Name of technical contact (to call if trouble with preparing products: _______

Phone Number: ______________ Email Address: Jon Wong@ccmcafee.com

Name of person to receive monthly reports via email: Phillip Art

Phone Number: (972) 855-2547           Email ____________________________

Address: phillip art@ccmcafee.com

From the category listing below, enter one (1) category this product fits into:
(TPB)


                                      1541, Operating System Software

1501. Spreadsheet Software                              1543. Programming Languages and Utilities
1503. Database Software                                 1545. Memory Manager Software
1505. Wordprocessor Software                            1547. File Conversion & File Transfer Software
1507. Suites & Integrated Software Packages             1549. Reference & Information Software
1509. Desktop Publishing Software                       1551. Education & Edutainment Software
1511. Communications Software                           1553. Games & Entertainment Software
1512. Internet Software                                 1555. Voice Recognition Software
1513. Fax, OCR & Document Imaging Software              1561. Forms Generator, Designer & filler
1515. E-Mail, Groupware & Video Conference Software     1563. Back-up Software
1517. Terminal Emulation Software                       1565. Menu SW & Desktop Organizers
1521. Graphics & Presentation Graphics Software         1567. Virus Detection Software
1523. CAD Software                                      1569. Security Software
1525. Multimedia Software                               1571. Diagnostic Software
1527. Clip Art, Symbol & Image Libraries                1573. Screen Saver Software
1529. Font Software                                     1575. Printer Utility Software
1531. Accounting Software                               1577. Network Mgmt & Utility Software
1533. Tax Software                                      1579. General Utility Software
1535. Statistics Software                                       9900, Information
1537. Project & Time Management Software                9901. Electronic Books
1539. General Business Software



                                                                              11